UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013 (May 15, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of May 16, 2013, the rights of the stockholders of Corrections Corporation of America (the “Company”) are governed by the Company’s Amended and Restated Charter (the “Restated Charter”). To satisfy requirements under the Internal Revenue Code of 1986, as amended, that are applicable to a Real Estate Investment Trust (“REIT”) in general and otherwise to address concerns relating to capital stock ownership, the Restated Charter generally prohibits any stockholder from owning more than 9.8% of the outstanding shares of common stock or any other class or series of the Company’s stock (the “Ownership Limitations”). These Ownership Limitations are subject to waiver or modification by the board of directors of the Company.

The foregoing description of the Ownership Limitations does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Charter, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, the Compensation Committee (the “Committee”) of the Board of Directors approved salary increases for the Company’s executive officers.

Base Salaries

The Company’s executive officers listed in the table below received the following base salary increases:

Name	Previous Base Salary	New Base Salary
Damon T. Hininger	$693,000	$785,000
Todd J Mullenger	$332,800	$380,000
Harley G. Lappin	$312,000	$355,000
Anthony L. Grande	$312,000	$355,000
Brian D. Collins	$278,100	$298,000
Steven E. Groom	$267,800	$298,000

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Items 3.03 and 5.07 of this Current Report on Form 8-K, at the 2013 Annual Meeting of Stockholders of the Company on May 16, 2013 (the “Annual Meeting”), the Company’s stockholders approved amendments to the Company’s charter and a restatement thereof to give effect to such amendments. The Restated Charter was filed with the Secretary of State of the State of Maryland on May 16, 2013 and became effective as of May 16, 2013. The foregoing description is qualified in its entirety by the full text of the Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2013, the Company held its Annual Meeting, for which the Board of Directors solicited proxies, at 10:00 a.m., local time, at the Company’s headquarters located at 10 Burton Hills Boulevard, Nashville, Tennessee. At the Annual Meeting, the Company’s stockholders voted on the following proposals as described in the Company’s Proxy Statement dated April 5, 2013. A total of 92,403,217 shares of the Company’s common stock, out of a total of 100,856,884 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies at the Annual Meeting. The proposals voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

The election of 14 persons, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualified. The following is a list of the directors elected at the Annual Meeting with the number of votes “For” and “Withheld”, as well as the number of “Broker Non-Votes”:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
John D. Ferguson	80,206,812	2,325,804	208,391	9,662,210
Damon T. Hininger	80,549,987	1,971,704	219,316	9,662,210
Donna M. Alvarado	81,634,254	898,601	208,152	9,662,210
William F. Andrews	80,352,302	2,179,029	209,676	9,662,210
John D. Correnti	77,462,000	5,070,397	208,610	9,662,210
Dennis W. DeConcini	82,336,812	192,340	211,855	9,662,210
Robert J. Dennis	82,350,308	182,099	208,600	9,662,210
John R. Horne	78,271,522	4,261,185	208,300	9,662,210
C. Michael Jacobi	71,819,531	10,713,218	208,258	9,662,210
Anne L. Mariucci	81,890,192	637,011	213,804	9,662,210
Thurgood Marshall, Jr.	82,269,431	262,617	208,959	9,662,210
Charles L. Overby	79,692,819	2,839,252	208,936	9,662,210
John R. Prann, Jr.	77,603,523	4,928,364	209,120	9,662,210
Joseph V. Russell	77,466,518	5,065,565	208,924	9,662,210

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
87,819,475	4,316,544	267,198	—

Proposal 3: Advisory Vote on Executive Compensation

The advisory vote on the executive compensation paid to the Company’s Named Executive Officers was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
78,772,811	3,468,579	499,617	9,662,210

Proposal 4: Amendments to and Restatement of the Company’s Charter

The proposal regarding amendments to the Company’s charter and a restatement thereof to give effect to such amendments to (i) impose certain ownership and transfer restrictions in connection with the Company’s REIT election for the taxable year commencing January 1, 2013, (ii) delete provisions creating two series of preferred stock that are no longer outstanding and (iii) make other non-substantive or administrative amendments was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
82,491,058	22,063	227,886	9,662,210

Item 7.01 Regulation FD Disclosure.

On May 16, 2013, the Company issued a press release in which it provided updated guidance incorporating the impact of the additional shares to be issued in connection with its special dividend. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

REIT Special Dividend

Based on stockholder elections, the Company issued today approximately 13.88 million new shares of its common stock in connection with the payment of the Company’s previously announced special dividend. The shares issued represent 80% of the total value of the $675 million special dividend. The number of shares issued was determined based upon the average closing price on the three trading days following May 9, 2013, or $38.90 per share. The Company paid the remaining 20%, or $135 million of the special dividend, in cash. As the aggregate amount of cash elected by stockholders exceeded the 20% maximum established, the available cash was prorated among those stockholders based on their elections. Stockholders will also receive cash in lieu of fractional shares, if any. The special dividend is payable today to stockholders of record as of the close of business on April 19, 2013. Following payment of the special dividend, the Company has approximately 115.2 million shares of its common stock outstanding.

The number of shares of the Company’s common stock reserved for issuance (i) upon exercise of outstanding stock options and vesting of restricted stock units and (ii) pursuant to stock options and other awards available for grant pursuant to Company equity incentive plans were also adjusted upon payment of the special dividend pursuant to the anti-dilution provisions contained in the documents governing such awards.

Regular Quarterly Dividend

On May 16, 2013, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.48 per share of common stock. The record date for the dividend will be the close of business on July 3, 2013, and the dividend is payable on July 15, 2013. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors. A copy of the press release issued by the Company with respect to this dividend declaration is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Amended and Restated Charter of Corrections Corporation of America, as filed with the Secretary of State of Maryland, effective May 16, 2013.

99.1	Press Release regarding REIT Special Dividend and Updated Guidance, dated as of May 16, 2013

99.2	Press Release regarding Quarterly Dividend, dated as of May 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Charter of Corrections Corporation of America, as filed with the Secretary of State of Maryland, effective May 16, 2013.

99.1	Press Release regarding REIT Special Dividend and Updated Guidance, dated as of May 16, 2013.

99.2	Press Release regarding Quarterly Dividend, dated as of May 16, 2013.